Exhibit 99.1

CARLYLE GROUP MANAGEMENT L.L.C.

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

Dated as of ________, 2012

          AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of CARLYLE GROUP MANAGEMENT L.L.C. (the “Company”), dated as of __________, 2012, by and among the Members of the Company on the date hereof, and such other persons that are admitted to the Company as members of the Company after the date hereof in accordance herewith.
          WHEREAS, the Company was formed under the LLC Act (defined below) pursuant to a certificate of formation filed in the office of the Secretary of State of the State of Delaware on July 18, 2011;
          WHEREAS, the original limited liability company agreement of the Company (the “Original Operating Agreement”) was executed as of July 18, 2011 by and among William E. Conway, Jr., Daniel A. D’Aniello and David M. Rubenstein (in such capacity, the “Original Members”);
          WHEREAS, the Original Members and the other parties hereto now wish to amend and restate the Original Operating Agreement in its entirety as more fully set forth below.
          NOW THEREFORE, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
               1.1 Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:
     “Affiliate” when used with reference to another person means any person (other than the Company), directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such other person.
     “Agreement” means this Amended and Restated Limited Liability Company Agreement, as it may be further amended and/or restated from time to time.
     “Board” has the meaning set forth in Section 3.1(a).
     “Capital Contribution” means, with respect to any Member, the aggregate amount of money contributed to the Company and the value of any property (other than money), net of any liabilities assumed by the Company upon contribution or to which such property is subject, contributed to the Company pursuant to Article V or pursuant to the Original Operating Agreement.
     “Carlyle Entity” has the meaning set forth in Section 3.3.
     “Carlyle Entity Governing Agreement” has the meaning set forth in Section 3.3.

     “Company” has the meaning set forth in the preamble hereto.
     “Consenting Parties” has the meaning set forth in Section 9.1(a).
     The term “control” when used with reference to any person means the power to direct the management and policies of such person, directly or indirectly, by or through stock or other equity ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons by or through stock ownership, agency or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.
     “Contingencies” has the meaning set forth in Section 8.2.
     “Controlled Entity” when used with reference to a person means any person controlled by such person.
     “Covered Person” means (i) any Member or any of such Member’s representatives or agents, (ii) any Director or Officer, or (iii) any person who is or was serving at the request of a Member, Director or Officer as a director, officer, employee, trustee, fiduciary, partner, member, representative, agent or advisor of another Person.
     “Delaware General Corporation Law” means the General Corporation Law of the State of Delaware, 8 Del. C. § 101, et seq., as it may be amended from time to time, and any successor statute thereto.
     “Directors” has the meaning set forth in Section 3.1(a).
     “Dispute” has the meaning set forth in Section 9.1(a).
     “Fiscal Year” means (i) the period commencing upon the formation of the Company and ending on December 31, 2011 or (ii) any subsequent twelve-month period commencing on January 1 and ending on December 31; or any other period chosen by the Board.
     “Fund” means any fund, investment vehicle or account whose investments are managed or advised by the Issuer (if any) or an Affiliate thereof.
     “Incompetence” means, with respect to any Member, the entry by a court of competent jurisdiction of an order or judgment adjudicating such Member incompetent to manage his person or his property.
     “Interest” means a limited liability company interest (as defined in § 18-101(8) of the LLC Act) in the Company.
     “Issuer” The Carlyle Group L.P., a Delaware limited partnership, and any successor thereto.

     “Issuer Limited Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Issuer dated on or about the date hereof, as it may be further amended, supplemented or otherwise modified from time to time.
     “LLC Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as it may be amended from time to time, and any successor statute thereto.
     “Majority in Interest” means with respect to the Members, the Voting Percentages of one or more Members which taken together exceed 50% of the aggregate of all Voting Percentages of all Members.
     “Member” means any person who is admitted to the Company as a member of the Company. For purposes of the LLC Act, the Members shall be considered a single class or group of members, and except as otherwise specifically provided herein, no Members shall have any right to vote as a separate class on any matter relating to the Company, including, but not limited to, any merger, reorganization, conversion, dissolution or liquidation of the Company.
     “Officers” has the meaning set forth in Section 3.2.
     “Original Members” has the meaning set forth in the recitals hereto.
     “Original Operating Agreement” has the meaning set forth in the recitals hereto.
     “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association (including any group, organization, co-tenancy, plan, board, council or committee), government (including a country, state, county, or any other governmental or political subdivision, agency or instrumentality thereof) or other entity (or series thereof).
     “Primary Indemnification” has the meaning set forth in Section 4.2.
     “Sharing Percentage” has the meaning set forth in Section 6.2.
     “Voting Percentage” means with respect to any Member as of any date, the ratio (expressed as a percentage) of (x) the total number of Common Units and Carlyle Holdings Partnership Units (as such terms are defined in the Issuer Limited Partnership Agreement) held by such Member (whether such units are vested or unvested) on such date to (y) the total number of Common Units and Carlyle Holdings Partnership Units held by all Members of the Company (whether such units are vested or unvested) on such date. For purposes of the foregoing calculation a Member shall be deemed to hold Common Units and Carlyle Holdings Partnership Units that are (1) deliverable to such Member pursuant to awards made under equity plans of the Issuer or its subsidiaries (whether such awards are vested or unvested) or (2) held by any estate, family limited liability company, family limited partnership or inter vivos or testamentary trust that is designated as a “Personal Planning Vehicle” of such Member in the books and records of the Company. The aggregate Voting Percentages of all Members of the Company shall equal 100% at all times. For the avoidance of doubt, a Withdrawn Member has no Voting Percentage and is not a Member.
     “Withdraw” or “Withdrawal” with respect to a Member means a Member ceasing to be a member of the Company for any reason (including death, Incompetence, retirement or resignation or removal in accordance with this Agreement, whether such is voluntary or involuntary), unless the context shall limit the type of withdrawal to a specific reason, and “Withdrawn” with respect to a Member means, as aforesaid, a Member who has ceased to be a member of the Company.
     “Withdrawn Member” means a Member who has ceased to be a Member for any reason, including the occurrence of an event specified in Section 7.2, and shall include, unless the context requires otherwise, the estate or legal representatives of any such Member.
               1.2 Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term “person” includes individuals, partnerships (including limited liability partnerships), companies (including limited liability companies), joint ventures, corporations, trusts, governments (or agencies or political subdivisions thereof), nonprofit entity and other associations, entities and enterprise. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.
ARTICLE II
GENERAL PROVISIONS
               2.1 Members. The Members as of the date hereof are those persons identified as Members in the books and records of the Company. The books and records of the Company contain the Sharing Percentage of each Member as of the date hereof. The books and records of the Company shall be amended from time to time to reflect changes to the Sharing Percentages, the admission and Withdrawal of Members and the transfer or assignment of Interests pursuant to the terms of this Agreement. Additional persons may be admitted to the Company as Members from time to time on such terms and conditions and with such Sharing Percentages as may be agreed by Members then holding a Majority in Interest.
               2.2 Formation; Name; Foreign Jurisdictions. The name of the Company shall be Carlyle Group Management L.L.C. or such other name as the Board may from time to time hereafter designate. The certificate of formation of the Company may be amended and/or restated from time to time by a Director, as an “authorized person” of the Company (within the meaning of the LLC Act), upon approval by the Board or by the Members then holding a Majority in Interest. Each Director and each of the Chief Operating Officer, the Chief Financial Officer, the General Counsel and the Corporate Secretary is further authorized to execute, deliver and file (i) as an “authorized person” within the meaning of the LLC Act any other certificates (and any corrections, amendments and/or restatements thereof) permitted or required to be filed in the office of the Secretary of State of the State of Delaware and (ii) any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.
               2.3 Term. The term of the Company shall continue until the Company is dissolved and its affairs are wound up in accordance with this Agreement.
               2.4 Purposes; Powers. (a) The Company was formed for the object and purpose of, and the nature and character of the business to be conducted by the Company shall be, directly or indirectly through subsidiaries or affiliates, (i) to serve as the general partner of the Issuer and to execute and deliver, and to perform the functions of a general partner of the Issuer specified in, the Issuer Limited Partnership Agreement and to do all things necessary, desirable, convenient or incidental thereto and (ii) to engage in any lawful act or activity for which limited liability companies may be formed under the LLC Act.
               (b) Subject to the limitations set forth in this Agreement, the Company will possess and may exercise all of the powers and privileges granted to it by the LLC Act including, without limitation, the ownership and operation of the assets owned by the Company, by any other law or this Agreement, together with all powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the purpose of the Company set forth in Section 2.4(a).
               2.5 Place of Business. The Company shall maintain a registered office at The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Company shall maintain an office and principal place of business at such place or places as the Board specifies from time to time and as set forth in the books and records of the Company. The name and address of the Company’s registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Board may from time to time change the registered agent or registered office of the Company in the State of Delaware by an amendment to the certificate of formation of the Company, and upon the filing of such an amendment, this Agreement shall be deemed amended accordingly.
ARTICLE III
MANAGEMENT
               3.1 Board of Directors.
               (a) Except as otherwise expressly provided in this Agreement, the business and affairs of the Company shall be managed by or under the direction of a committee of the Company (the “Board”) consisting of one or more natural persons designated as directors of the Company as provided below (“Directors”). A Director shall be a “manager” of the Company within the meaning of the LLC Act. Except as otherwise specifically provided in this Agreement, no Member, by virtue of its status as such, shall have any management power over the business and affairs of the Company or actual or, to the fullest extent permitted by law, apparent, authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board shall be identical to the authority and functions of the board of directors of a corporation organized under the Delaware General Corporation Law. In addition to the powers that now or hereafter can be granted to managers under the LLC Act and to all other powers granted under any other provision of this Agreement, but subject to the provisions of this Agreement, the Board shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company, and to exercise all powers and effectuate the purposes set forth in this Agreement.
               (b) At the time of the execution of this Agreement, the number of Directors that constitute the whole Board is three, and the Directors are William E. Conway, Jr., Daniel A. D’Aniello and David M. Rubenstein. Except as provided in Section 3.1(k), Members then holding a Majority in Interest shall have full authority to determine from time to time the number of Directors to constitute the Board and the term of office (if any) in connection therewith. Except as provided in Section 3.1(k), Members then holding a Majority in Interest shall have full authority to appoint such individuals to be Directors as they shall choose in their discretion, and to remove and replace any Director, with or without cause, at any time and for any reason or no reason, and to fill any positions created by the Board as a result of an increase in the size of the Board or vacancies. Each Director appointed shall hold office until a successor is appointed and qualified or until such Director’s earlier death, resignation or removal. Directors need not be Members.
               (c) Any Director may resign at any time by giving notice of such Director’s resignation in writing or by electronic transmission to the Members or the Chairman of the Board or the Secretary of the Company. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Company. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
               (d) The Board shall have the authority to fix the compensation of Directors or to establish policies for the compensation of Directors and for the reimbursement of expenses of Directors, in each case, in connection with services provided by Directors to the Company. The Directors may be paid their expenses, if any, at meetings of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings, or their service as committee members may be compensated as part of their stated salary as a Director.
               (e) The Board may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the Chairman of the Board on 10 days’ notice to each other Director, either in person or by telephone or by mail, telegram, telex, cable, electronic mail or other form of recorded or electronic communication, or upon a resolution adopted by the Board, or on such shorter notice as the Chairman of the Board may deem necessary or appropriate in the circumstances. The Board may appoint one or more of its members to serve as “Chairman” or “Vice Chairman.” At the time of the execution of this Agreement, the Chairman of the Board is Daniel A. D’Aniello. At each meeting of the Board, the Chairman of the Board or, in the

Chairman of the Board’s absence, the Vice Chairman of the Board or, in the Vice Chairman of the Board’s absence, a Director chosen by a majority of the Directors present, shall act as chairman of the meeting.
               (f) At all meetings of the Board, a majority of the then total number of Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If a Director abstains from voting on any matter in which he or she has a conflict of interest, the vote of a majority of the then total number of Directors present who have not so abstained shall be the act of the Board.
               (g) Directors, or members of any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or other communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or other communications equipment that allows all persons participating in the meeting to hear each other, the meeting shall be deemed to be held at the principal place of business of the Company.
               (h) Any action required or permitted to be taken at any meeting by the Board or any committee thereof, as the case may be, may be taken without a meeting if a consent or consents thereto is signed or transmitted electronically, as the case may be, by all members of the Board or of such committee, as the case may be, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
               (i) The Board may, by resolution or resolutions passed by a majority of the then total number of members of the Board, designate one or more committees, each committee to consist of one or more of the Directors of the Company, which, to the extent provided in such resolution or resolutions, shall have and may exercise, subject to the provisions of this Agreement, the powers and authority of the Board granted hereunder. Unless the Board shall otherwise provide (in the charter of any such committee or otherwise), a majority of all the members of any such committee may determine its action and fix the time and place, if any, of its meetings and specify what notice thereof, if any, shall be given. The Board shall have power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Unless the Board shall otherwise provide (in the charter of any such committee or otherwise), in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Unless the Board shall otherwise provide (in the charter of any such committee or otherwise), each committee shall keep regular minutes of its meetings and report the same to the Board when required.
               (j) To the extent of their powers set forth in this Agreement, the Directors are agents of the Company for the purpose of the Company’s business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company. Notwithstanding the last sentence of Section 18-402 of the LLC Act, except as provided in this Agreement or in a resolution of the Directors, a Director may not bind the Company.
               (k) (i) Notwithstanding anything otherwise to the contrary herein, during any period in which the limited partners of the Issuer are entitled to elect the members of the Board pursuant to Section 7.13 and Section 13.4(b) of the Issuer Limited Partnership Agreement, the method for nominating, electing and removing Directors and the term office of the Directors shall be as otherwise provided in the Issuer Limited Partnership Agreement and the Board shall have the full authority to determine from time to time the number of Directors to constitute the Board. The Members, the Directors and the Company shall use their commercially reasonable best efforts to take such action as shall be necessary or appropriate to give effect to and implement the provisions of Section 13.4(b) of the Issuer Limited Partnership Agreement as adopted in this Section 3.1(k) and the Members may, but shall not be under any obligation to, transfer their Interests to a corporate trustee.
          (ii) The Members and the Company hereby adopt as part of the terms of this Agreement, and agree to be bound by, Section 13.4(b) of the Issuer Limited Partnership Agreement as if such section were set forth in full herein and hereby delegate to the limited partners of the Issuer, subject to the conditions provided in the Issuer Limited Partnership Agreement, the right to nominate, elect and remove Directors in the circumstances determined by and otherwise in accordance with Section 13.4(b) of the Issuer Limited Partnership Agreement. Such delegation shall not cause any Member to cease to be a member of the Company and shall not constitute a delegation of any other rights, powers, privileges or duties of the Members with respect to the Company. A Director need not be a Member or a limited partner of the Issuer. Notwithstanding any other provision of this Agreement, the Company, and the Board on behalf of the Company, shall not amend Sections 7.13 or 13.4(b) of the Issuer Limited Partnership Agreement without the consent of TCG Partners (as defined in the Issuer Limited Partnership Agreement).
          (iii) The limited partners of the Issuer shall not, as a result of exercising the rights granted under Section 13.4(b) of the Issuer Limited Partnership Agreement, be deemed to be Members or holders of Interests as such terms are defined in this Agreement or to be “members,” “managers” or holders of “limited liability company interests” of the Company as such terms are defined in the LLC Act. The exercise by a limited partner of the Issuer of the right to elect Directors and any other rights afforded to such limited partner hereunder and under Section 13.4(b) of the Issuer Limited Partnership Agreement shall be in such limited partner’s capacity as a limited partner of the Issuer, and no limited partner of the Issuer shall be liable for any debts, obligations or liabilities of the Company by reason of the foregoing.

               3.2 Officers. The Board may from time to time as it deems advisable select one or more natural persons who are employees or agents of the Company and designate them as the “chairman” or “co-chairmen,” or the “chief executive officer” or “co-chief executive officers” of the Company, and the Board and/or such chairman, co- chairmen, chief executive officer or co-chief executive officers may, from time to time as they deem advisable, select natural persons who are employees or agents of the Company and designate them as officers of the Company (together with any such chairman, co-chairmen, chief executive officer or co-chief executive officers, the “Officers”) and assign titles (including, without limitation, “chief operating officer,” “chief financial officer,” , “chief risk officer” “general counsel,” “chief administrative officer,” “chief compliance officer,” “principal accounting officer,” “chairman,” “senior chairman,” “vice chairman,” “president,” “vice president,” “treasurer,” “assistant treasurer,” “secretary,” “assistant secretary,” “general manager,” “senior managing director,” “managing director” and “director”) to any such persons. Unless the Board decides otherwise, if the title is one commonly used for officers of a corporation incorporated under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. The Board may delegate to any Officer any of the Board’s powers under this Agreement, including, without limitation, the power to bind the Company. Any delegation pursuant to this Section 3.2 may be revoked at any time by the Board. An Officer may be removed with or without cause by the Board, or except in the case of any chairman, co-chairman, chief executive officer or co-chief executive officer, by any chairman, co-chairman, chief executive officer or co-chief executive officer. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and the actions of the Officers taken in accordance with such powers shall bind the Company.
               3.3 Authorization. Notwithstanding any provision in this Agreement to the contrary, the Company, and any Officer on behalf of the Company, is hereby authorized, without the need for any further act, vote or consent of any Member or other Person (directly or indirectly through one or more other entities, in the name and on behalf of the Company, on its own behalf or in its capacity as general partner of the Issuer, or as general or limited partner, member or other equity owner of any Carlyle Entity (as hereinafter defined)) (i) to execute and deliver, and to perform the Company’s obligations under, the Issuer Limited Partnership Agreement, including, without limitation, serving as a general partner thereof, (ii) to execute and deliver, and to cause the Issuer to perform its obligations under, the governing agreement, as amended, restated and/or supplemented (each a “Carlyle Entity Governing Agreement”), of any other partnership, limited liability company or other entity (each a “Carlyle Entity”) of which the Issuer is or is to become a direct or indirect general or limited partner, member or other equity owner or manager, including without limitation, serving as a direct or indirect general or limited partner, member or other equity owner or manager of each Carlyle Entity, and (iii) to take any action, in the applicable capacity, contemplated by or arising out of this Agreement, the Issuer Limited Partnership Agreement or each Carlyle Entity Governing Agreement (and any amendment, restatement and/or supplement of any of the foregoing).

ARTICLE IV
EXCULPATION AND INDEMNIFICATION
               4.1 Duties; Liabilities; Exculpation.
               (a) This Agreement is not intended to, and does not, create or impose any fiduciary duty on any of the Members, Directors or Officers or on their respective Affiliates. Notwithstanding any other provision of this Agreement or any duty otherwise existing at law or in equity, the Members, Directors and Officers shall, to the maximum extent permitted by law, including Section 18-1101(c) of the LLC Act, owe only such duties and obligations as are expressly set forth in this Agreement, and no other duties (including fiduciary duties), to the Company, the Members, the Directors, the Officers or any other person otherwise bound by this Agreement.
               (b) To the extent that, at law or in equity, any Member, Director or Officer has duties (including fiduciary duties) and liabilities relating thereto to the Company or to a Member, Director or Officer, the Members, Directors or Officers acting under this Agreement will not be liable to the Company or to any Member, Director or Officer for their good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities relating thereto of any Member, Director or Officer otherwise existing at law or in equity, are agreed by the Members to replace to that extent such other duties and liabilities relating thereto of the Members, Directors or Officers.
               (c) Notwithstanding any other provision of this Agreement, whether express or implied, to the fullest extent permitted by law, no Covered Person shall be liable to the Company or any other Member for any losses, claims, demands, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a result of any act or omission (in relation to the Company, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) of a Covered Person, or for any breach of contract (including breach of this Agreement) or any breach of duties (including breach of fiduciary duties) whether arising hereunder, at law, in equity or otherwise, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Covered Person acted in bad faith or engaged in fraud or willful misconduct; provided that a person shall not be a Covered Person by reason of providing, on a fee-for-services basis or similar arm’s-length compensatory basis, agency, advisory, consulting, trustee, fiduciary or custodial services.
               (d) Each Covered Person shall be entitled to rely in good faith on the advice of legal counsel to the Company, accountants, other experts and financial or professional advisors, and no act or omission taken or suffered by any Covered Person on behalf of the Company or in furtherance of the interests of the Company in good faith in reliance upon and in accordance with the advice of such counsel, accountants, other experts and financial or professional advisors will be full justification for any such act or omission, and each Covered Person will be fully protected in so acting or omitting to act so long as such counsel, accountants, other experts and financial or professional advisors were selected with reasonable care.
               (e) All decisions and determinations (howsoever described herein) to be made by the Members, the Board, any committee of the Board, any individual Director, Officer or Member, pursuant to this Agreement shall be made in their discretion. Notwithstanding any other provision of this Agreement or otherwise applicable provision of law or equity, whenever in this Agreement the Members, the Board, any committee of the Board, any individual Director, Officer or Member, are permitted or required to make a decision in their “discretion” or under a grant of similar authority or latitude, the Members, the Board or such committee of the Board, individual Director, Officer or Member, as the case may be, shall be entitled to consider only such interests and factors as they desire, including their own interests, and shall, to the fullest extent permitted by applicable law, have no duty or obligation to give any consideration to any interest of or factors affecting the Company or the Members.
               4.2 Indemnification.
               (a) Indemnification. To the fullest extent permitted by law, the Company shall indemnify any person (including such person’s heirs, executors or administrators) who was or is made or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit, claim, demand or proceeding (brought in the right of the Company or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person, or a person for whom such person was the legal representative, is or was a Covered Person or by reason of any action alleged to have been taken or omitted to be taken by such person in such person’s capacity as a Covered Person for and against all loss and liability suffered and expenses (including legal fees and expenses), judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with such action, suit, claim, demand or proceeding, including appeals; provided that such person shall not be entitled to indemnification hereunder only to the extent such person’s conduct constituted fraud, bad faith or willful misconduct. Notwithstanding the preceding sentence, except as otherwise provided in Section 4.2(c), the Company shall be required to indemnify a person described in such sentence in connection with any action, suit, claim, demand or proceeding (or part thereof) commenced by such person only if (x) the commencement of such action, suit, claim, demand or proceeding (or part thereof) by such person was authorized by the Board or Members then holding a Majority in Interest or (y) it is determined that such person was entitled to indemnification by the Company pursuant to Section 4.2(c). The Company shall not impose any additional conditions, other than those expressly set forth in this Agreement, to indemnification or the advancement of expenses and shall not seek or agree to any judicial or regulatory bar order that would prohibit a Covered Person entitled to indemnification or the advancement of expenses hereunder from enforcing such Covered Person’s rights to such indemnification or advancement of expenses. The indemnification of a Covered Person of the type identified in clauses (i) or (ii) of the definition of Covered Person shall, to the extent not in conflict with such policy, be secondary to any and all payment to which such Covered Person is entitled from any relevant insurance policy issued to or for the benefit of the Company or any Covered Person. The indemnification of a Covered Person of the type identified in clause (iii) of the definition of Covered Person shall be secondary to any and all indemnification to which such Covered Person is entitled from (x) the relevant other Person (including any payment made to such Covered Person under any insurance policy issued to or for the benefit of such Person or the Covered Person), and (y) the relevant Fund (if applicable) (including any payment made to such Covered Person under any insurance policy issued to or for the benefit of such Fund or the Covered Person) (clauses (x) and (y) together, the “Primary Indemnification”), and will only be paid to the extent the Primary Indemnification is not paid and/or does not provide coverage (e.g., a self-insured retention amount under an insurance policy). No such Person or Fund shall be entitled to contribution or indemnification from or subrogation against the Company. “Fund” means any fund, investment vehicle or account whose investments are managed or advised by the Company (if any) or its affiliates.
               (b) Advancement of Expenses. To the fullest extent permitted by law, the Company shall promptly pay expenses (including legal fees and expenses) incurred by any person described in Section 4.2(a) in appearing at, participating in or defending any action, suit, claim, demand or proceeding in advance of the final disposition of such action, suit, claim, demand or proceeding, including appeals, upon presentation of an undertaking on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified under this Section 4.2 or otherwise. Notwithstanding the preceding sentence, except as otherwise provided in Section 4.2(c), the Company shall be required to pay expenses of a person described in Section 4.2(a) in connection with any action, suit, claim, demand or proceeding (or part thereof) commenced by such person only if (x) the commencement of such action, suit, claim, demand or proceeding (or part thereof) by such person was authorized by the Board or Members then holding a Majority in Interest or (y) it is determined that such person was entitled to indemnification by the Company pursuant to Section 4.2(c).
               (c) Unpaid Claims. If a claim for indemnification (following the final disposition of such action, suit, claim, demand or proceeding) or advancement of expenses under this Section 4.2 is not paid in full within thirty (30) days after a written claim therefor by any person described in Section 4.2(a) has been received by the Company, such person may file proceedings to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that such person is not entitled to the requested indemnification or advancement of expenses under applicable law.
               (d) Insurance. (i) To the fullest extent permitted by law, the Company may purchase and maintain insurance on behalf of any person described in Section 4.2(a) against any liability asserted against such person, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Section 4.2 or otherwise.
          (ii) In the event of any payment by the Company under this Section 4.2, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Covered Person from any relevant other Person or relevant Fund or under any insurance policy issued to or for the benefit of the Company, other Person,

Fund, or any Covered Person. Each Covered Person agrees to execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce any such rights in accordance with the terms of such insurance policy or other relevant document. The Company shall pay or reimburse all expenses actually and reasonably incurred by the Covered Person in connection with such subrogation.
          (iii) The Company shall not be liable under this Section 4.2 to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines and amounts paid in settlement, and excise taxes with respect to an employee benefit plan or penalties) if and to the extent that the applicable Covered Person has otherwise actually received such payment under this Section 4.2 or any insurance policy, contract, agreement or otherwise.
               (e) Enforcement of Rights. The provisions of this Section 4.2 shall be applicable to all actions, claims, suits or proceedings made or commenced on or after the date of this Agreement, whether arising from acts or omissions to act occurring on, before or after its adoption. The provisions of this Section 4.2 shall be deemed to be a contract between the Company and each person entitled to indemnification under this Section 4.2 (or legal representative thereof) who serves in such capacity at any time while this Section 4.2 and the relevant provisions of applicable law, if any, are in effect, and any amendment, modification or repeal hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, claim, suit or proceeding then or theretofore existing, or any action, suit, claim, demand or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. The rights of indemnification provided in this Section 4.2 shall neither be exclusive of, nor be deemed in limitation of, any rights to which any person may otherwise be or become entitled or permitted by contract, this Agreement, insurance or as a matter of law, both as to actions in such person’s official capacity and actions in any other capacity, it being the policy of the Company that indemnification of any person whom the Company is obligated to indemnify pursuant to Section 4.2(a) shall be made to the fullest extent permitted by law.
               (f) Benefit Plans. For purposes of this Section 4.2, references to “persons” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries.
               (g) Non-Exclusivity. This Section 4.2 shall not limit the right of the Company (and the Board on behalf of the Company in its discretion), to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, (i) persons other than persons described in Section 4.2(a), or (ii) Covered Persons in addition to the rights provided under this Agreement.

ARTICLE V
CAPITAL OF THE COMPANY
               5.1 Initial Capital Contributions by Members. Each Member shall have made, on or prior to the date hereof, Capital Contributions and have acquired the number of Interests as specified in the books and records of the Company.
               5.2 No Additional Capital Contributions. Except as otherwise provided in Article VII, no Member shall be required to make additional Capital Contributions to the Company without the consent of such Member or permitted to make additional Capital Contributions to the Company without the consent of the Members then holding a Majority in Interest.
               5.3 Withdrawals of Capital. No Member may withdraw any Capital Contributions related to such Member’s Interest from the Company, except with the consent of the Members then holding a Majority in Interest.
ARTICLE VI
PARTICIPATION IN THE COMPANY
               6.1 Initial Members. At the time of the execution of this Agreement, the Members of the Company are the Original Members and each of the other Members listed on the signature pages hereto.
               6.2 Sharing Percentages. The Members then holding a Majority in Interest shall establish the sharing percentage (the “Sharing Percentage”) of each Member for such annual accounting period taking into account such factors as such Members then holding a Majority in Interest deem appropriate. In addition, at any time and from time to time, the Members then holding a Majority in Interest may in their discretion modify the Sharing Percentages of any Member. In the case of the Withdrawal of a Member, such former Member’s Sharing Percentage shall be allocated among the other Members proportionally in accordance with such other Members’ Sharing Percentages. In the case of the admission of any person to the Company as an additional Member, the Sharing Percentages of the other Members shall be reduced by an amount equal to the Sharing Percentage allocated to such new Member pursuant to Section 7.1(b); such reduction of each other Member’s Sharing Percentage shall be pro rata based upon such Member’s Sharing Percentage as in effect immediately prior to the admission of the new Member.
               6.3 Liability of Members. Except to the extent required by the LLC Act, no Member shall be liable for any debt, obligation or liability of the Company or of any other Member solely by reason of being a member of the Company. In no event shall any Member or Withdrawn Member (i) be obligated to make any Capital Contribution or payment to or on behalf of the Company or (ii) have any liability to return distributions received by such Member from the Company, in each case except as otherwise provided in this Agreement or by the LLC

Act, as such Member shall otherwise expressly agree in writing or as may be required by applicable law.
               6.4 Distributions. The Company may make distributions of available cash (subject to reserves and other adjustments as provided herein) or other property to Members at such times and in such amounts as are determined by the Members then holding a Majority in Interest in their discretion. Distributions of cash or other property shall be made among the Members in accordance with their respective Sharing Percentages.
               6.5 Limitation on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member if such distribution would violate Section 18-607 of the LLC Act or other applicable law.
ARTICLE VII
ADDITIONAL MEMBERS; WITHDRAWAL OF MEMBERS;
SATISFACTION AND DISCHARGE OF COMPANY INTERESTS; TERMINATION
               7.1 Additional Members. (a) At any time and from time to time the Members then holding a Majority in Interest shall have the right to admit one or more additional persons to the Company as Members. The Members then holding a Majority in Interest shall determine all terms of such additional Member’s participation in the Company, including the additional Member’s initial Capital Contribution (if any) and Sharing Percentage.
               (b) The Sharing Percentage to be allocated to an additional Member as of the date such Member is admitted to the Company, together with the pro rata reduction in all other Members’ Sharing Percentages as of such date, shall be established by the Members then holding a Majority in Interest pursuant to Section 6.2.
               (c) The admission of an additional Member of the Company will be evidenced by the execution of a counterpart copy of this Agreement by or on behalf of such additional Member or as otherwise determined by the Members then holding a Majority in Interest.
               7.2 Withdrawal of Members. (a) Any Member may Withdraw voluntarily from the Company on not less than 30 days’ prior written notice by such Member to the Company (or on such shorter notice as may be mutually agreed between such Member and the Members then holding a Majority in Interest).
               (b) Members then holding a Majority in Interest may, in their sole discretion, cause any Member to Withdraw from the Company; such Member, upon written notice by Members then holding a Majority in Interest to such Member, shall be deemed to have Withdrawn as of the date specified in such notice, which date shall be on or after the date of such notice.
               (c) Upon the death or Incompetence of a Member, such Member shall thereupon be deemed to have Withdrawn. In addition, if any Member shall cease to be employed by or to provide services to the Issuer or any of its Affiliates such Member shall thereupon be deemed to have Withdrawn.
               (d) Upon the Withdrawal of any Member, including by the occurrence of any event under the LLC Act with respect to any Member that causes such Member to cease to be a member of the Company, such Member shall thereupon cease to be a Member, except as expressly provided herein.
               (e) The Withdrawal from the Company of any Member shall not, in and of itself, affect the obligations of the other Members to continue the Company during the remainder of its term.
               7.3 Interests of Members Not Transferable. No Member may sell, assign, pledge or otherwise transfer or encumber all or any portion of such Member’s Interest other than as permitted by written agreement between such Member and the Company. No assignee, legatee, distributee, heir or transferee (by conveyance, operation of law or otherwise) of the whole or any portion of any Member’s Interest shall have any right to be a Member without the prior written consent of the Members then holding a Majority in Interest, which may be given or withheld in their sole discretion.
               7.4 Consequences to the Company upon Withdrawal of a Member. The Withdrawal of any Member shall not, in and of itself, dissolve the Company, and upon the occurrence of such event, the Company shall continue without dissolution with the surviving or remaining Members as members thereof in accordance with and subject to the terms and provisions of this Agreement if at the time of such Withdrawal there are one or more remaining Members (any and all such remaining Members are hereby authorized to continue the business of the Company without dissolution and hereby agree to do so).
               7.5 Consequences to a Withdrawn Member.
               (a) From and after the date of Withdrawal of the Withdrawn Member, the Withdrawn Member’s Sharing Percentage shall be allocated among the other Members proportionally in accordance with their Sharing Percentages pursuant to Section 6.2.
               (b) Upon the Withdrawal from the Company of a Member with respect to such Member’s Interest, such Withdrawn Member thereafter shall not have any rights of a Member (including voting rights) with respect to such Member’s Interest and shall not be entitled to the fair value of such Member’s Interest or any distribution in respect of such Member’s Interest pursuant to Section 18-604 of the LLC Act.
               (c) Each Member hereby irrevocably appoints each Director and Officer as such Member’s true and lawful agent, representative and attorney-in-fact, each acting alone, in such Member’s name, place and stead, to make, execute, sign and file, on behalf of such Member, any and all agreements, instruments, documents and certificates which such Director or Officer deems necessary or advisable in connection with any transaction or matter contemplated by or provided for in this Section 7.5, including, without limitation, the performance of any obligation of such Member or the Company or the exercise of any right of such Member or the Company. Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the Withdrawal from the Company of any Member for any reason and shall not be affected by the death, disability or incapacity of such Member.
ARTICLE VIII
DISSOLUTION
               8.1 Dissolution. The Company shall be dissolved, and its affairs shall be wound up, upon the first to occur of the following: (i) the determination of the Members then holding a Majority in Interest at any time upon not less than 60 days’ notice of the dissolution date to the other Members, (ii) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the LLC Act or (iii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the LLC Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the last remaining member of the Company of all of its limited liability company interest in the Company and the admission of the transferee pursuant to this Agreement), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of such member in the Company.
               8.2 Final Distribution. Upon dissolution, the Company shall not be terminated and shall continue until the winding up of the affairs of the Company is completed. The assets of the Company shall be applied and distributed in the following order:
          (i) First, to the satisfaction of debts and liabilities of the Company (including satisfaction of all indebtedness to Members and/or their Affiliates to the extent otherwise permitted by law) including the expenses of liquidation, and including the establishment of any reserves which the Members then holding a Majority in Interest shall deem reasonably necessary for any contingent, conditional or unmatured contractual liabilities or obligations of the Company (“Contingencies”). Any such reserves may be paid over by the Company to any attorney-at-law, or acceptable party, as escrow agent, to be held for disbursement in payment of any Contingencies and, at the expiration of such period as shall be deemed advisable by the Board for application of the balance in the manner provided in this Section 8.2; and
          (ii) The balance, if any, to the Members, pro rata to each of the Members in accordance with their Sharing Percentages.

          The Board shall be the liquidators. In the event that the Board is unable to serve as liquidators, a liquidating trustee shall be chosen by the Members then holding a Majority in Interest.
ARTICLE IX
MISCELLANEOUS
               9.1 Dispute Resolution.
               (a) The Company, each Member, each other person who acquires an Interest and each other person who is bound by this Agreement (collectively, the “Consenting Parties” and each a “Consenting Party”) (i) irrevocably agrees that, unless the Members then holding a Majority in Interest shall otherwise agree in writing, any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) (a “Dispute”) shall be finally settled by arbitration conducted by three arbitrators (or, in the event the amount of quantified claims and/or estimated monetary value of other claims contained in the applicable request for arbitration is less than $3.0 million, by a sole arbitrator) in Wilmington, Delaware in accordance with the Rules of Arbitration of the International Chamber of Commerce (including the rules relating to costs and fees) existing on the date of this Agreement except to the extent those rules are inconsistent with the terms of this Section 9.1, and that such arbitration shall be the exclusive manner pursuant to which any Dispute shall be resolved; (ii) agrees that this Agreement involves commerce and is governed by the Federal Arbitration Act, 9 U.S.C. Section 1, et seq., and any applicable treaties governing the recognition and enforcement of international arbitration agreements and awards; (iii) agrees to take all steps necessary or advisable, including the execution of documents to be filed with the International Court of Arbitration or the International Centre for ADR in order to properly submit any Dispute for arbitration pursuant to this Section 9.1; (iv) irrevocably waives, to the fullest extent permitted by law, any objection it may have or hereafter have to the submission of any Dispute for arbitration pursuant to this Section 9.1 and any right to lay claim to jurisdiction in any venue; (v) agrees that (A) the arbitrator(s) shall be U.S. lawyers, U.S. law professors and/or retired U.S. judges and all arbitrators, including the president of the arbitral tribunal, may be U.S. nationals and (B) the arbitrator(s) shall conduct the proceedings in the English language; (vi) agrees that except as required by law (including any disclosure requirement to which the Company may be subject under any securities law, rule or regulation or applicable securities exchange rule or requirement) or as may be reasonably required in connection with ancillary judicial proceedings to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm or challenge an arbitration award, the arbitration proceedings, including any hearings, shall be confidential, and the parties shall not disclose any awards, any materials in the proceedings created for the purpose of the arbitration, or any documents produced by another party in the proceedings not otherwise in the public domain; (vii) agrees that performance under this Agreement shall continue if reasonably possible during any arbitration proceedings; and (viii) agrees that if a Dispute that would be arbitrable under this Agreement if brought against a Consenting Party is brought against an employee, officer, director, agent or indemnitee of such Consenting Party or its affiliates (other than Disputes brought by the employer or principal of any such employee, officer, director or, agent or indemnitee) for alleged actions or omissions of such employee, officer, director, agent or indemnitee undertaken as an employee, officer, director, agent or indemnitee of such Consenting Party or its affiliates, such employee, officer, director, agent or indemnitee shall be entitled to invoke this arbitration agreement. For the avoidance of doubt, neither the Issuer nor any limited partner of the Issuer in his, her or its capacity as such shall be deemed to be a Consenting Party for the purpose of this Section 9.1.
               (b) Notwithstanding the provisions of paragraph (a), any Consenting Party may bring an action or special proceeding for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, or enforcing an arbitration award and, for the purposes of this paragraph (b), each Consenting Party (i) irrevocably agrees that, unless the Members then holding a Majority in Interest consent in writing to the selection of an alternative forum, any such action or special proceeding shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction; (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such action or special proceeding; (iii) irrevocably agrees not to, and waives any right to, assert in any such action or special proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such action or special proceeding is brought in an inconvenient forum, or (C) the venue of such action or special proceeding is improper; (iv) expressly waives any requirement for the posting of a bond by a party bringing such action or special proceeding; (v) consents to process being served in any such action or special proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided that nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law; (vi) IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUCH CLAIM, SUIT, ACTION OR PROCEEDING; and (vii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate.
               (c) If the arbitrator(s) shall determine that any Dispute is not subject to arbitration, or the arbitrator(s) or any court or tribunal of competent jurisdiction shall refuse to enforce any provision of Section 9.1(a) or shall determine that any Dispute is not subject to arbitration as contemplated thereby, then, and only then, shall the alternative provisions of this Section 9.1(c) be applicable. Each Consenting Party, to the fullest extent permitted by law, (i) irrevocably agrees that unless the Members then holding a Majority in Interest consent in writing to the selection of an alternative forum, any Dispute shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction over such Dispute; (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding; (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper; (iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided that nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law; and (vi) IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUCH CLAIM, SUIT, ACTION OR PROCEEDING; and (vii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate. The parties acknowledge that the fora designated by this paragraph (c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another.
               9.2 Amendments and Waivers.
               (a) This Agreement may be amended, supplemented, waived or modified at any time and from time to time only by the written consent of the Members then holding a Majority in Interest and any such amendment, supplement, waiver or modification shall not require the consent of any other person (including any other Member).
               (b) No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
               (c) Except as may be otherwise required by law in connection with the winding-up, liquidation, or dissolution of the Company, each Member hereby irrevocably waives any and all rights that it may have to maintain an action for judicial accounting or for partition of any of the Company’s property.
               9.3 Voting; Member Meetings; Member Approval.
               (a) Any action required or permitted to be taken by the Members may be taken at a meeting within or outside the State of Delaware. Meetings of the Members may be called by the Board or the Members then holding a Majority in Interest. In all matters in which a vote, approval or consent of the Members is required, a vote, consent or approval of Members holding a Majority in Interest (or, if a Member is in material breach of this Agreement, a Majority in Interest of all Members not in material breach of this Agreement) shall be sufficient to authorize or approve such acts, except as otherwise provided herein or in the LLC Act, as applicable.
               (b) Notice of any meetings of the Members shall be delivered in the manner set forth in Section 9.7 and shall specify the purpose or purposes for which the meeting is called. The attendance of a Member at any meeting shall constitute a waiver of notice of such meeting, except where a Member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

               (c) The Members then holding a Majority in Interest, present in person or represented by proxy, shall constitute a quorum for transaction of business at any meeting of the Members, provided that if the Members then holding a Majority in Interest are not present at said meeting, the holders of a majority of the Voting Percentages present in person or represented by proxy may adjourn the meeting at any time without further notice.
               (d) Any action required or permitted to be taken at any meeting by the Members may be taken without a meeting, without a vote and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the Members then holding a Majority in Interest.
               (e) The Members may participate in and act at any meeting of Members through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the Member or Members so participating.
               9.4 Letter Agreements; Schedules. The Members then holding a Majority in Interest may, or may cause the Company to, without the approval of any other person, enter into separate letter agreements with individual Members with respect to Sharing Percentages, Capital Contributions or any other matter, in each case on terms and conditions not inconsistent with this Agreement, which have the effect of establishing rights under, or supplementing, the terms of, this Agreement. The Company may from time to time execute and deliver to the Members schedules which set forth the then current Capital Contributions and Sharing Percentages of the Members and any other matters deemed appropriate by the Members then holding a Majority in Interest. Such schedules shall be for information purposes only and shall not be deemed to be part of this Agreement for any purpose whatsoever.
               9.5 Governing Law; Separability of Provisions. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. In particular, the Company has been formed pursuant to the LLC Act, and the rights and liabilities of the Members shall be as provided therein, except as herein otherwise expressly provided. If any provision of this Agreement shall be held to be invalid, such provision shall be given its meaning to the maximum extent permitted by law and the remainder of this Agreement shall not be affected thereby.
               9.6 Successors and Assigns. This Agreement shall be binding upon and shall, subject to the provisions of Article VII, inure to the benefit of the parties hereto, their respective heirs and personal representatives, and any estate, trust, partnership or limited liability company or other similar entity of which any such person is a trustee, partner, member or similar party which is or becomes a party hereto; provided that no person claiming by, through or under a Member (whether such Member’s heir, personal representative or otherwise), as distinct from such Member itself, shall have any rights as, or in respect to, a Member (including the right to approve or vote on any matter or to notice thereof) except the right to receive only those distributions expressly payable to such person pursuant to Article VI. Any Member or Withdrawn Member shall remain liable for the obligations under this Agreement of any transferee of all or any portion of such Member’s or Withdrawn Member’s Interest, unless waived by the Members then holding a Majority in Interest. Nothing in this Agreement is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, on any person other than the Members and their respective legal representatives, heirs, successors and permitted assigns and the Covered Persons.
               9.7 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail, by registered or certified mail (postage prepaid) or by any communication permitted by the LLC Act to the respective parties at the addresses shown in the Company’s books and records (or at such other address for a party as shall be specified in any notice given in accordance with this Section 9.7).
               9.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute a single instrument.
               9.9 Power of Attorney. Each Member hereby irrevocably appoints each of the Directors and each of the Chief Operating Officer, the Chief Financial Officer, the General Counsel and the Corporate Secretary, as such Member’s true and lawful representative and attorney-in-fact, each acting alone, in such Member’s name, place and stead, to make, execute, sign and file all instruments, documents and certificates which, from time to time, may be required to set forth any amendment to this Agreement or may be required by this Agreement or by the laws of the United States of America, the State of Delaware or any other state in which the Company shall determine to do business, or any political subdivision or agency thereof, to execute, implement and continue the valid and subsisting existence of the Company. Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the subsequent Withdrawal from the Company of any Member for any reason and shall not be affected by the subsequent disability or incapacity of such Member.
               9.10 Cumulative Remedies. Rights and remedies under this Agreement are cumulative and do not preclude use of other rights and remedies available under applicable law.
               9.11 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. Subject to Section 9.4, this Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
               9.12 Classification as a Corporation. The Company shall elect to be classified as a corporation under Section 7701(a)(3) of the Internal Revenue Code and Treas. Reg. §301.7701-2(b).
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the undersigned Members have executed this Agreement effective as of the day and year first above written.

ORIGINAL MEMBERS:

William E. Conway, Jr.

Daniel A. D’Aniello

David M. Rubenstein

All Members listed on Schedule I attached hereto.

By:
	Name:	Daniel A. D’Aniello
	Title:	Attorney-in-fact